Exhibit 99.1

Skillsoft Reports Financial Results for the First Quarter of Fiscal 2025

●	Delivers LTM Content & Platform Dollar Retention Rates of approximately 99%
●	Generates Positive Free Cash Flow
●	Reaffirms Full-Year Fiscal 2025 Financial Outlook
●	Announces Virtual Investor Day to be held on July 11th, 2024

DENVER – June 10, 2024 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, today announced its financial results for the first quarter of fiscal 2025 ended April 30, 2024.

“Since rejoining Skillsoft in a full-time executive capacity in mid-April, I have gained greater confidence in Skillsoft’s market opportunity and our unique ability to deliver transformative talent development outcomes and value to our customers and learners,” said Ronald Hovsepian, Skillsoft’s Executive Chair. “We are moving quickly to strengthen our go-to-market execution, enhance our operational foundation, and extend our early lead in generative AI-based solutions and interactive learning experiences. I am encouraged by the energy of our people – including proven and experienced leaders who have recently joined Skillsoft – and the commitment of the entire team for the journey ahead as we seek to build a profitably growing and more valuable organization.”

Fiscal 2025 First Quarter Business Highlights

●	Delivered first quarter LTM Content & Platform Dollar Retention Rate of approximately 99%, compared to approximately 101% in the prior year period.
●	Achieved Workday Certified Integration Status, connecting Skillsoft’s Percipio platform with Workday Human Capital Management (HCM) and Workday Skills Cloud to give joint customers a new skills-based approach to talent development.
●	Launched AI-powered Interactive Skill Benchmarks to provide a dynamic, hands-on approach to skill assessments that accelerate learner proficiency through interactive virtual environments, outcome-oriented assessments, and personalized results and feedback.
●	Recognized as a customer-centric leader in enterprise learning by industry analyst firms Constellation Research, Aragon Research, and Fosway Group, based on the Company’s track record of pioneering innovation, depth and breadth of learning offerings, and customer satisfaction.

Fiscal 2025 First Quarter Select Metrics and Financials from Continuing Operations (1)(2)

●	Content & Platform segment GAAP Revenue of $98 million was approximately flat with prior year. Total GAAP Revenue of $128 million declined 6%, primarily due to a 20% decline in Instructor-Led Training segment GAAP Revenue to $30 million.
●	GAAP net loss of $28 million improved from a GAAP net loss of $44 million in the prior year. GAAP net loss per share of $3.42 improved from a GAAP net loss per share of $5.42 in the prior year. Adjusted Net Loss of $27 million improved from Adjusted Net Loss of $30 million in the prior year. Adjusted Net Loss per share of $3.37 improved from Adjusted Net Loss per share of $3.68 in the prior year.
●	Adjusted EBITDA from continuing operations of $19 million, reflecting a margin of 15% of GAAP Revenue, compared to $22 million and a margin of 16% of GAAP Revenue in the prior year.
●	Free Cash Flow of positive $10 million, compared to positive $17 million in the prior year.
●	Ended the quarter with $150 million of cash, cash equivalents, and restricted cash.

Full-Year Fiscal 2025 Financial Outlook (2)

The following table reflects Skillsoft’s reaffirmed financial outlook for the fiscal year ending January 31, 2025, based on current market conditions, expectations, and assumptions:

GAAP Revenue	$530 million – $550 million
Adjusted EBITDA	$105 million – $110 million

(1)	Growth calculated relative to the comparable prior year period unless otherwise noted.
(2)	See “Non-GAAP Financial Measures and Key Performance Metrics” below for the definitions of our key operational and non-GAAP metrics and how they are calculated and more information regarding the fact that the Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts. We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures.

Announces Upcoming Virtual Investor Day

Skillsoft also announced that it will host a Virtual Investor Day on Thursday, July 11, 2024, at 10:00 a.m. Eastern Time. Presentations by management will provide a strategic business update and a discussion of the Company’s operations and long-term financial outlook. The live webcast will be available on Skillsoft’s Investor Relations website at investor.skillsoft.com. An archive of the webcast will be available following the presentation.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413‑9278 from the United States and Canada or (215) 268‑9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for six months.

About Skillsoft

Skillsoft delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of high-quality content, an AI-enabled platform that is personalized and connected to customer needs, and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skills gaps, unlocking human potential, and transforming the workforce. Learn more at www.skillsoft.com.

Non-GAAP Financial Measures And Key Performance Metrics

We track the non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures. We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

We disclose the following non-GAAP financial measures and key performance metrics in this press release because we believe these non-GAAP financial measures and key performance metrics provide meaningful supplemental information.

●

Dollar retention rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

●

Adjusted net income (loss) - Adjusted net income/(loss) is defined as GAAP net income (loss) excluding non-cash items, discrete and event-specific costs that do not represent normal, recurring, cash operating expenses necessary for our business operations, and certain accounting income and/or expenses that management believes are necessary to enhance the comparability and are useful in assessing our operating performance, include the following (including the related tax effects):

○	Stock-based compensation expense – Non-cash expense associated with stock-based compensation.
○	Restructuring charges – Severance costs and the abandonment of right-of-use assets resulting from the acquisition integration process and cost saving initiatives.
○	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
○	Foreign currency impact – Unrealized and realized foreign exchange gains or losses due to fluctuations in currency exchange rates.
○	Acquisition and integration related costs – Costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration related costs.
○	Transformation costs – Costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	System migration costs – Costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
○	Income from discontinued operations – Income from discontinued operations that do not reflect our current operating performance.
○	(Gain) loss on sale of business - Gain or loss on non-routine sale on business.
○	Impairment charges - Non-cash goodwill, intangible or other asset impairment charges.
●	Adjusted EBITDA - Adjusted EBITDA is defined as adjusted net loss excluding interest expense or income, benefit from or provision for income taxes, depreciation and amortization expense.
●	Non-GAAP operating expenses – GAAP operating expenses, less depreciation, stock-based compensation, system migration costs, transformation costs, and other non-cash charges, as applicable.

Reclassifications

Certain amounts reported in prior years have been reclassified to conform to the presentation in the current year. These reclassifications had no effect on total assets, total liabilities, total stockholders' equity, or net income (loss) for the prior year.

Cautionary Notes Regarding Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including revenue, adjusted EBITDA, and free cash flow), our product development and planning, our sales pipeline, future capital expenditures, share repurchases, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services, competitive strengths, the benefits of new initiatives, growth of our business and operations, and our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may”, “will”, “would”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “project”, “forecast”, “seek”, “outlook”, “target”, “goal”, “probably”, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. All forward-looking disclosure is speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” in our Form 10‑K for the fiscal year ended January 31, 2024. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in our other periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this document represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most current data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors and Media

Chad W. Lyne

SVP, Strategic Finance & Investor Relations Officer

chad.lyne@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares)

	April 30, 2024	January 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$142,020	$136,308
Restricted cash	7,584	10,215
Accounts receivable, net of allowance for credit losses of approximately $603 and $562 as of April 30, 2024 and January 31, 2024, respectively	110,643	185,638
Prepaid expenses and other current assets	58,287	53,170
Total current assets	318,534	385,331
Property and equipment, net	5,695	6,639
Goodwill	317,071	317,071
Intangible assets, net	511,399	539,293
Right of use assets	6,775	8,044
Other assets	21,386	17,256
Total assets	$1,180,860	$1,273,634
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$6,404	$6,404
Borrowings under accounts receivable facility	42,411	44,980
Accounts payable	13,378	14,512
Accrued compensation	17,000	31,774
Accrued expenses and other current liabilities	24,657	29,939
Lease liabilities	3,241	3,049
Deferred revenue	243,701	282,570
Total current liabilities	350,792	413,228

Long-term debt	576,422	577,487
Deferred tax liabilities	49,173	52,148
Long-term lease liabilities	7,362	9,251
Deferred revenue - non-current	1,574	2,402
Other long-term liabilities	13,402	13,531
Total long-term liabilities	647,933	654,819
Commitments and contingencies
Shareholders’ equity:
Shareholders’ common stock - Class A common shares, $0.0001 par value: 18,750,000 shares authorized and 8,394,098 shares issued and 8,094,321 shares outstanding at April 30, 2024, and 8,380,436 shares issued and 8,080,659 shares outstanding at January 31, 2024	1	1
Additional paid-in capital	1,558,076	1,551,005
Accumulated equity (deficit)	(1,349,114)	(1,321,478)
Treasury stock, at cost - 299,777 shares as of April 30, 2024 and January 31, 2024	(10,891)	(10,891)
Accumulated other comprehensive income (loss)	(15,937)	(13,050)
Total shareholders’ equity	182,135	205,587
Total liabilities and shareholders’ equity	$1,180,860	$1,273,634

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended	Three Months Ended
	April 30, 2024	April 30, 2023
Revenues:
Total revenues	$127,793	$135,554
Operating expenses:
Costs of revenues	34,471	37,824
Content and software development	15,506	17,035
Selling and marketing	42,292	45,927
General and administrative	25,309	25,296
Amortization of intangible assets	31,583	38,245
Acquisition and integration related costs	1,497	1,391
Restructuring	967	5,218
Total operating expenses	151,625	170,936
Operating income (loss)	(23,832)	(35,382)
Other income (expense), net	2,217	(375)
Fair value adjustment of warrants	—	2,852
Fair value adjustment of interest rate swaps	7,746	270
Interest income	928	645
Interest expense	(16,278)	(15,936)
Income (loss) before provision for (benefit from) income taxes	(29,219)	(47,926)
Provision for (benefit from) income taxes	(1,583)	(4,384)
Income (loss) from continuing operations	(27,636)	(43,542)
Gain (loss) on sale of business	—	(682)
Net income (loss)	$(27,636)	$(44,224)

Net income (loss) per share:
Ordinary – Basic and diluted - continuing operations	$(3.42)	$(5.34)
Ordinary – Basic and diluted - discontinued operations	—	(0.08)
Ordinary – Basic and diluted	$(3.42)	$(5.42)
Weighted average common shares outstanding:
Ordinary – Basic and diluted	8,089	8,158

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended	Three Months Ended
	April 30, 2024	April 30, 2023
Cash flows from operating activities:
Net income (loss)	$(27,636)	$(44,224)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of intangible assets	31,583	38,245
Share-based compensation	7,153	9,128
Depreciation	760	1,144
Non-cash interest expense	536	664
Non-cash property, equipment, software and lease impairment charges	—	4,819
Provision for credit loss expense (recovery)	41	70
(Gain) loss on sale of business	—	682
Provision for (benefit from) income taxes – non-cash	(2,932)	(4,934)
Fair value adjustment of warrants	—	(2,852)
Fair value adjustment of interest rate swaps	(7,746)	(270)
Change in assets and liabilities:
Accounts receivable	74,826	73,624
Prepaid expenses and other current assets, including long-term	(1,206)	297
Right-of-use assets	1,270	43
Accounts payable	(1,107)	(4,340)
Accrued expenses and other liabilities, including long-term	(19,830)	(16,367)
Lease liabilities	(1,684)	(156)
Deferred revenues	(39,091)	(34,109)
Net cash provided by (used in) operating activities	14,937	21,464
Cash flows from investing activities:
Purchase of property and equipment	(153)	(1,636)
Internally developed software - capitalized costs	(4,364)	(2,683)
Sale of SumTotal, net of cash transferred	—	(5,137)
Net cash used in investing activities	(4,517)	(9,456)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awards	(82)	(296)
Payments to acquire treasury stock	—	(7,155)
Proceeds from accounts receivable facility, net of borrowings	(2,569)	5,544
Principal payments on Term loans	(1,601)	—
Net cash provided by (used in) financing activities	(4,252)	(1,907)
Effect of exchange rate changes on cash and cash equivalents	(3,087)	(557)
Net increase (decrease) in cash, cash equivalents and restricted cash	3,081	9,544
Cash, cash equivalents and restricted cash, beginning of period	146,523	177,556
Cash, cash equivalents and restricted cash, end of period	$149,604	$187,100
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$142,020	$178,049
Restricted cash	7,584	9,051
Cash, cash equivalents and restricted cash, end of period	$149,604	$187,100

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended April 30,
	2024	2023
Revenues:
Content & Platform segment revenues	$98,075	$98,573
Instructor-Led Training segment revenues	29,718	36,981
Total revenues, as reported	$127,793	$135,554

Net income (loss), as reported	$(27,636)	$(44,224)

Gain (loss) on sale of business	—	682
Acquisition and integration related costs	1,497	1,391
Restructuring	967	5,218
Foreign currency impact	(2,220)	469
Fair value adjustment of warrants	—	(2,852)
Fair value adjustment of interest rate swaps	(7,746)	(270)
Stock-based compensation expense	7,148	9,124
Transformation costs	660	1,127
System migration costs	118	667
Tax impact of non-GAAP adjustments	(41)	(1,385)
Adjusted net income (loss) from continuing operations	(27,253)	(30,053)

Interest expense, net	15,350	15,291
Expense (benefit from) income taxes, excluding tax impacts above	(1,542)	(2,999)
Depreciation	760	1,144
Amortization of intangible assets	31,583	38,245
Adjusted EBITDA from continuing operations	$18,898	$21,628

Weighted average common shares outstanding:
Ordinary – Basic and diluted	8,089	8,158

Ordinary basic and diluted per share information:
Net income (loss), as reported	$(3.42)	$(5.42)
Adjusted net income (loss) from continuing operations	$(3.37)	$(3.68)

Adjusted net income (loss) margin %	(21.3)%	(22.2)%
Interest expense, net	12.0%	11.3%
Expense (benefit from) income taxes, excluding tax impacts above	(1.2)%	(2.1)%
Depreciation	0.6%	0.8%
Amortization of intangible assets	24.7%	28.2%
Adjusted EBITDA margin %	14.8%	16.0%

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended April 30,
	2024	2023
Operating expenses:
GAAP costs of revenues	$34,471	$37,824
Depreciation	(117)	(151)
Stock-based compensation	(166)	(97)
Non-GAAP costs of revenues	34,188	37,576

GAAP content and software development	15,506	17,035
Depreciation	(74)	(50)
Stock-based compensation	(1,290)	(2,012)
System migration	(118)	(667)
Non-GAAP content and software development	14,025	14,306

GAAP selling and marketing	42,292	45,927
Depreciation	(208)	(267)
Stock-based compensation	(1,256)	(1,681)
Transformation	(177)	(136)
Non-GAAP selling and marketing	40,651	43,843

GAAP general and administrative	25,309	25,296
Depreciation	(362)	(677)
Stock-based compensation	(4,436)	(5,333)
Transformation	(480)	(1,085)
Non-GAAP general and administrative	20,031	18,201

Total GAAP operating expenses	117,578	126,082
Depreciation	(760)	(1,145)
Stock-based compensation	(7,148)	(9,123)
System migration	(118)	(667)
Transformation (1)	(657)	(1,221)
Total Non-GAAP operating expenses	$108,894	$113,926

(1)	This line item does not agree to the amounts reflected on preceding table due to certain transformation expenses not being reflected in GAAP operating expenses.

SKILLSOFT CORP.

FREE CASH FLOW RECONCILIATION

(in thousands)

	Three Months Ended April 30,
	2024	2023
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$14,937	$21,464
Purchase of property and equipment	(153)	(1,636)
Internally developed software - capitalized costs	(4,364)	(2,683)
Total free cash flow	$10,420	$17,145